SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 29, 1999

                                 INTERIORS, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                      0-24352           13-3590047
--------------------------           -----------       ---------------
(State or other jurisdiction         (Commission       (IRS Employer
of incorporation or organization)    File Number)      Identification No.)

320 Washington Street, Mt. Vernon New York             10553
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(Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (914) 665-5400
                                                            -------------

                                 Not Applicable
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(Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

            On October 27, 1999, the Registrant entered into a Stock Purchase Agreement (the "Agreement") with Jerry Howard, Dennis Darlington and the Mamer Family Trust (collectively, the "Former Shareholders"). On December 15, 1999 (the "Closing Date"), the Registrant consummated the transactions contemplated by the Agreement. Pursuant to the Agreement, the Registrant purchased all of the issued and outstanding shares (the "Shares") of Concepts4, Inc., a California corporation (the "Company"), from the Former Shareholders. As a result of the purchase of the Shares, the Company is now a wholly-owned subsidiary of the Registrant. The Company provides interior design and architectural design services and distributes products to the hospitality industry. The acquisition of the Company provides the Registrant with wider product offerings and services which complement the Registrant's existing businesses.

            The purchase price paid to the Former Shareholders for the Shares consists of (a) a cash payment of $2,000,000 which was paid on the Closing Date,
(b) a cash payment of $2,600,000 which was paid prior to December 20, 1999, (c) a cash payment of $2,822,938 payable on March 10, 2000 (the "March 2000 Payment"), (d) a cash payment of $770,000 payable on December 15, 2000, (e) a cash payment of $1,218,000 payable on December 15, 2001, (f) a cash payment of $1,218,000 payable on December 15, 2002, and (g) a cash payment of $1,007,289 payable on March 10, 2003. The aggregate purchase price was determined in arms-length negotiations between the Registrant and the Former Shareholders.

            Pursuant to the Agreement, the Registrant also agreed to issue to the Former Shareholders Class A Common Stock of the Registrant with a maximum fair market value of $4,500,000 (the "Earnout Shares") upon the attainment of certain earnings goals by the Company. The amount of the Earnout Shares, if any, issued to the Former Shareholders will be determined by the earnings of the Company for fiscal years 2000, 2001 and 2002.

            In lieu of the March 2000 Payment, the Registrant may deliver to an escrow account (the "Escrow Account") established pursuant to an escrow agreement entered into at such time by and among the Registrant and the Former Shareholders, restricted Class A Common Stock of the Registrant the fair market value of which is equal to $2,822,938 (the "Escrow Shares"). If at any time the fair market value of the Escrow Shares falls below 80% of the fair market value of the Escrow Shares as of March 10, 2000, the Registrant shall deliver additional shares of Class A Common Stock to the Escrow Account so that the fair market value of the Class A Common Stock in the Escrow Account equals $2,822,938. The Registrant shall have the right (the "Call Option"), but not the obligation, to redeem the Escrow Shares (i) from March 10, 2000 to September 10, 2000 upon payment to the Former Shareholders of $3,105,231.80 in cash, or (ii) from September 10, 2000 to March 10, 2001 upon payment to the Former


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Shareholders of $3,387,525.60 in cash. The Escrow Account will terminate upon the earlier of (x) March 10, 2001, or (y) the date the Registrant exercises the Call Option. If as of March 10, 2001 the Registrant has not exercised the Call Option, the Escrow Shares will be delivered to the Former Shareholders.

            The Company plans to finance the cash payments for the Shares payable to the Former Shareholders by a combination of available cash, borrowings under existing financing arrangements or the issuance of additional debt.

            The assets acquired pursuant to the Agreement included, among other things, (i) fixed assets owned, leased or used by the Company, including equipment, (ii) accounts receivable, (iii) inventory and (iv) contracts, agreements, and leases of real and personal property. For the foreseeable future, the Registrant intends to utilize such assets in connection with the operation of the business of the Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired
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Financial statements with respect to the acquisition of Concepts 4, Inc. by the
Registrant will be filed with an amendment to this Form 8-K within 60 days after the date that this Report is required to be filed.

(b)  Pro Forma Financial Information
------------------------------------

Pro forma financial information with respect to the acquisition of Concepts 4, Inc. by the Registrant will be filed with an amendment to this Form 8-K within 60 days after the date that this Report is required to be filed.

(c)  Exhibits
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Document Description                                                Exhibit No.
--------------------                                                -----------

Stock Purchase Agreement, dated October 27, 1999, by                     2
and among the Registrant, Jerry Howard, Dennis Darlington the Mamer Family Trust

First Amendment to Stock Purchase Agreement dated                        2.1
December 15, 1999 by and among the Registrant, Jerry
Howard, Dennis Darlington the Mamer Family Trust


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                                   SIGNATURES

             Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 29, 1999              INTERIORS, INC.
                               a Delaware corporation


                               By:  /s/ Max Munn
                                  -------------------------
                                    Max Munn
                                    President


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                                  EXHIBIT INDEX

Exhibit
   No.       Document Description
-------      -------------------

   2 Stock Purchase Agreement, dated October 27, 1999, by and among the Registrant, Jerry Howard, Dennis Darlington the Mamer Family Trust dated October 1, 1997

   2.1 First Amendment to Stock Purchase Agreement dated December 15, 1999 by and among the Registrant, Jerry Howard, Dennis Darlington the Mamer Family Trust dated October 1, 1997


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